Exhibit 10.2

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE is made and entered into this 7th day of March, 2008, by and between Kesef, LLC (the “Landlord”) and CoBiz Financial Inc., f/k/a Colorado Business Bankshares, Inc. (the “Tenant”).

Recitals

A.            The parties entered into an Office Lease dated September 1, 2001, as amended by the First Amendment to Lease dated October 19, 2001, as amended by the Second Amendment to Lease dated February 12, 2008 (collectively, the “Lease”) wherein the Tenant leases 56,671 rentable square feet of office space, as more particularly defined in the Lease, at the real property commonly known and numbered as 821 17th Street, Denver, Colorado (hereinafter referred to as the “Premises”).

B.            The Landlord has given notice to the Tenant of the availability to lease the 6th floor of the building.

C.            The Landlord and Tenant are desirous of amending the Lease to provide for the date of possession of the 6th floor and other changes described herein on the following terms and conditions.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

1.             Lease of Additional Space. The Landlord has notified the Tenant that possession of the 6th floor of the building consisting of 10,608 rentable square feet (the “Expanded Premises”) will be delivered to the Tenant on April 1, 2008.  As of this date, the Tenant will be leasing a total square footage of 67,279 rentable square feet.

2.             Delivery of the Expanded Premises. The Landlord shall deliver and the Tenant shall accept the Expanded Premises in its “AS IS WHERE IS” condition and without any express or implied warranty and without any representation as to physical condition or suitability of the Tenant’s intended use.

3.             Base Rent.  As of April 1, 2008, the Tenant shall pay monthly Base Rent of $131,754.75 per month.

4.             Incorporation of Lease Provisions.  All of the terms and conditions of the Lease which have not been modified in this Agreement shall apply to the Lease with the same force and effect as if set forth herein in full.  All capitalized terms shall have the meaning set forth in the Lease unless separately defined in this Agreement.  If any portion of this Agreement is in conflict with the terms and conditions of the Lease, the terms and conditions of this Agreement shall control.

This THIRD AMENDMENT TO LEASE is hereby executed on the day above written.

LANDLORD:

KESEF, LLC, a Colorado
limited liability company

By:	/s/ Evan Makovsky
Evan Makovsky, Manager

TENANT:

COBIZ FINANCIAL INC., f/k/a Colorado
Business Bankshares, Inc.

By:	/s/ Richard Dalton
Richard Dalton, President